    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 2, 2001

                                                 REGISTRATION NUMBER 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                                 TRUETIME, INC.
             (Exact name of registrant as specified in its charter)

                      DELAWARE                                             94-3343279
           (State or other jurisdiction of                              (I.R.S. Employer
           incorporation or organization)                              Identification No.)

                            3750 WESTWIND BOULEVARD
                          SANTA ROSA, CALIFORNIA 95403
                                 (707) 528-1230
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                             ---------------------
                              ELIZABETH A. WITHERS
                                 TRUETIME, INC.
                            3750 WESTWIND BOULEVARD
                          SANTA ROSA, CALIFORNIA 95403
                                 (707) 528-1230
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             ---------------------
                                    Copy to:

                                CHARLES H. STILL
                          FULBRIGHT & JAWORSKI L.L.P.
                           1301 MCKINNEY, SUITE 5100
                           HOUSTON, TEXAS 77010-3095
                                 (713) 651-5151
                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective, subject to market conditions and other factors.

     If the only Securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than Securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional Securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ---------------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ---------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

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                                                                          PROPOSED
                                                                           MAXIMUM            PROPOSED
             TITLE OF EACH CLASS OF                 AMOUNT TO BE       OFFERING PRICE          MAXIMUM            AMOUNT OF
          SECURITIES TO BE REGISTERED                REGISTERED         PER SHARE(2)       OFFERING PRICE     REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, ($.01 par value)(1)...............   200,000 Shares            N/A              $598,000             $149.50
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

(1) Consists of shares issued or to be issued upon the exercise of certain warrants to purchase shares of Common Stock.

(2) Estimated pursuant to Rule 457(c) for the purpose of calculating the registration fee based on the average of the high and low reported prices on January 30, 2001, as reported on the Nasdaq National Market. Includes only shares of Common Stock that may be sold by selling stockholder.

Pursuant to Rule 416, there also are being registered such additional shares of Common Stock as may become issuable pursuant to anti-dilution provisions of the warrants underlying the Common Stock being registered.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
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--------------------------------------------------------------------------------

      THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDER MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT RELATING TO THESE SECURITIES FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND NEITHER WE NOR THE SELLING STOCKHOLDER ARE SOLICITING TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 2, 2001

PROSPECTUS

                                [TRUETIME LOGO]

                                  COMMON STOCK

The selling stockholder listed on page 8 is offering for resale 200,000 shares of our common stock under this prospectus.

The selling stockholder may offer its common stock through public or private transactions, on or off the Nasdaq National Market, at prevailing market prices, or at privately negotiated prices. We will not receive any of the proceeds from the sale of the common stock by the selling stockholder, but will pay all registration expenses.

Our common stock is listed on the Nasdaq National Market under the symbol "TRUE." On February 1, 2001, the closing price of the common stock on the Nasdaq National Market was $3.00 per share.

                             ---------------------

THIS INVESTMENT INVOLVES SUBSTANTIAL RISK. SEE "RISK FACTORS" BEGINNING ON PAGE
2.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

               The date of this prospectus is             , 2001.

                               TABLE OF CONTENTS

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                                                              PAGE
                                                              ----
TrueTime, Inc. .............................................    1
Risk Factors................................................    2
Special Note Regarding Forward-Looking Statements...........    7
Where You Can Find More Information.........................    7
Use of Proceeds.............................................    8
Selling Stockholder.........................................    8
Plan of Distribution........................................    9
Legal Matters...............................................   10
Experts.....................................................   10

                                 TRUETIME, INC.

     TrueTime designs, develops, manufactures and markets precision time and precision electrical signal-generating products that are essential components used in telecommunications, computer networking, e-commerce, aerospace and various other commercial markets. Our products use a variety of external timing references, including most importantly the Global Positioning System, or GPS, together with advanced electronic circuitry and software to provide high quality signals and precise time. We offer a wide variety of products, which can be divided into the following broad categories:

     - precise time and frequency products

     - computer plug-in cards with precise timing capabilities

     - computer network time servers

     - time code products

     - time displays

Our products, incorporated as components in complex systems, allow customers to

     - improve clarity and quality of voice, video and data in wireline, wireless and satellite communications,

     - maximize network and communication bandwidth;

     - authenticate the time of stock market and other e-commerce transactions,

     - monitor and control the frequency of electric utility power grids to prevent power black-outs and quickly locate power line faults,

     - transmit television signals at designated frequencies to meet regulatory requirements,

     - meet requirements for secure communications, particularly in national defense and security contexts, and

     - time high resolution data collected in military ranges and in space launches with a high degree of accuracy.

     During the past decade, we have strived to produce state-of-the-art precise time and frequency technology. We have developed and implemented five generations of precision time products based on GPS technology through the use of our significant technology resources in the areas of GPS, frequency control, real-time operating systems and computer networking. Our increased investments in research and development have allowed us to develop a new platform -- a combination of new hardware and software -- for many products, decrease time to market for new products and improve product quality and robustness. Our new platform also provides a means through which TrueTime can enter new markets. Advanced technologies also offer opportunities to reduce manufacturing costs and support expenses by increasing volumes of common products.

     We are located at 3750 Westwind Boulevard, Santa Rosa, California 95403. Our telephone number is (707) 528-1230.

                                  RISK FACTORS

     An investment in our common stock involves a high degree of risk. You should consider carefully the following information about these risks, together with the financial and other information contained in this prospectus or incorporated by reference into this prospectus, before you decide whether to buy our common stock.

RISKS RELATED TO OUR BUSINESS

OUR BUSINESS WILL SUFFER IF WE ARE UNABLE TO KEEP UP WITH RAPID TECHNOLOGICAL CHANGE AND PRODUCT OBSOLESCENCE.

     If we fail to maintain our technological leadership and good reputation with our customers in the areas of GPS, real-time operating systems and network technologies, the value of your investment will decrease. The markets for timing and frequency products are characterized by continual and rapid technological developments that have resulted in, and will likely continue to result in, substantial improvements in product function and performance. Our success will depend on our ability to anticipate changes in technology and industry requirements and to respond to technological developments on a timely basis, either internally or through strategic alliances.

     It is likely that we will be constantly threatened by current competitors or new market entrants who may develop new technologies or products or establish new standards that could render our products obsolete and unmarketable. Thus, we can offer no assurances that we will be successful in developing and marketing, on a timely and cost effective basis, product enhancements or new products that respond to technological developments, that are accepted in the marketplace or that comply with industry standards.

WE RELY ON A LIMITED NUMBER OF SUPPLIERS FOR CERTAIN CRITICAL COMPONENTS, AND WE USE A SINGLE SUPPLIER FOR MOST OF OUR GPS-BASED COMPONENTS, MAKING US SUBJECT TO SUPPLY AND QUALITY CONTROL PROBLEMS.

     Most of our products incorporate certain components or technology supplied in part by third parties. From time to time, we experience delays and disruptions in our supply chain. To date, these delays and disruptions have not materially adversely affected our business, but they could do so in the future. Wherever possible, we try to develop multiple sources of supply, but we do not always succeed. To the extent that we experience significant supply or quality control problems with our vendors, these problems can cause us to have difficulty in controlling our quality and can have a significant adverse effect on our ability to meet future production and delivery commitments to our customers.

     Currently, Trimble Navigation Limited provides most of our GPS receivers, a key component for our older GPS-based products. In addition, Trimble has begun competing in markets similar to our own. While there can be no assurances that we can ensure continuous supply of these components, we have partially mitigated this risk by developing and integrating our own proprietary GPS receiver technology that is based upon widely available GPS chip sets. Further, this technology has been integrated into several of our newer products. If we are unable to obtain adequate supplies of Trimble's component for any reason or to successfully integrate our own substitute technology, we will likely experience delays or reductions in production and increased expenses. Our operations will be negatively affected if we experience inadequate supplies of any key components

OUR TRADE SECRETS, TRADEMARKS AND PATENTS MAY NOT BE ADEQUATE OR ENFORCEABLE AND OTHERS MAY USE OUR PROPRIETARY TECHNOLOGY.

     Historically, we have not generally filed patents to protect our intellectual property. While we hope our intellectual property is adequately protected by our confidential trade-secret protection plans and programs, we cannot be sure that our competitors will be prevented from gaining access to our proprietary and confidential technologies. Furthermore, although we have applied for a patent related to a computer network timing product, we can offer no assurances that a patent will be issued for this patent application or other future applications and, if issued, that any patent will be enforceable. If the protection of our intellectual property proves to be inadequate or unenforceable, others may use our proprietary developments without compensation to us and in competition against us.

WE FACE THE RISK OF LITIGATION ALLEGING OUR INFRINGEMENT OF OTHER PEOPLE'S INTELLECTUAL PROPERTY RIGHTS.

     We do not know of any instances where our products violate the intellectual property rights of others or inappropriately use their technology. However, technology-based companies are often very litigious. Therefore, we face the risk of adverse claims and litigation alleging infringement of other people's intellectual property rights. These claims could result in costly litigation and divert management's attention from other matters. Alternatively, these claims could practically require us to obtain licenses in order to use, manufacture, and sell certain of our products, regardless of the merits of the infringement claims, in order to maintain business levels, or we could otherwise be excluded from participation in certain markets. We cannot be certain that any necessary licenses will be available or that, if available, they can be obtained on reasonable terms acceptable to us.

OUR COMPETITORS MAY USE THEIR GREATER RESOURCES AND BROADER PRODUCT OFFERINGS TO INCREASE COMPETITION AND REDUCE OUR SALES AND PROFITABILITY.

     Many of our existing and potential competitors have substantially greater marketing, financial and technical resources than we have. In addition, some of our competitors have broader product offerings and manufacture internally certain critical components of time and frequency products. Currently, we do not have a complete offering of precise time and frequency products nor do we manufacture internally certain critical components, placing us at a disadvantage to some of our competitors. In addition, we believe that some of our competitors have obtained and maintained business that loses money -- "loss leading" -- in order to maintain a competitive advantage with regard to specific customers or products. If our competitors were to use such tactics in the future, we would be unable to maintain our market position without incurring a negative impact on our profitability.

     The race for a leading position in new technological advances is always very competitive. Advances in technology may reduce the cost for potential competitors to gain market entry, particularly for less expensive time and frequency products. We cannot assure you that sales of our products will continue at current volumes or prices in any event, but especially if our current competitors or new market entrants introduce new products with better features, better performance or lower prices or having other characteristics that are more attractive than our own. Competitive pressures or other factors also may result in significant price competition that could have a material adverse effect on our results of operations.

OUR INDUSTRY MAY NOT GROW AS FORECASTED AND OUR REVENUES AND OPERATING RESULTS MAY BE DIMINISHED.

     Our future successful performance is inextricably tied to the growth of our industry. However, even if our industry grows, there can be no assurance that we will be able to grow consistently with our industry.

OUR RELATIONSHIPS WITH OUR SALES REPRESENTATIVES COULD BE IMPAIRED AND CAUSE US TO LOSE ORDERS.

     More than 85% of our orders come through our 43 domestic and worldwide sales representative offices. Many of these representatives act as relationship brokers and the loss of any key representatives could have a negative effect on our sales.

WE MAY BE UNABLE TO ATTRACT AND RETAIN KEY EMPLOYEES, DELAYING PRODUCT DEVELOPMENT AND MANUFACTURING.

     Our success depends upon attracting and retaining highly skilled professionals. A number of our employees are highly skilled engineers and other technical professionals, and our failure to continue to attract and retain such individuals could adversely affect our ability to compete in the industry. In addition, our success will depend to a significant extent upon the abilities and efforts of several members of our senior management.

BECAUSE MANY OF OUR KEY CUSTOMERS ARE UNITS OF THE U.S. GOVERNMENT AND ENTITIES THAT ARE DEPENDENT UPON U.S. GOVERNMENT FUNDING FOR PURCHASES, DECREASED GOVERNMENT SPENDING COULD ADVERSELY AFFECT OUR BUSINESS.

     Our defense, military and aerospace based business depends largely on U.S. government expenditures, whether directly with us or indirectly with our customers who contract with the U.S. government. In recent years, units of the U.S. government have collectively accounted for an approximate range of 21% to 36% of our annual revenues. There can be no assurances as to whether future governmental spending will adequately support our business in those areas, and substantial decreases in government spending or loss of U.S. governmental customers could materially and adversely affect our operations.

OUR MARKET IS SEGMENTED INTO A LIMITED NUMBER OF CUSTOMER GROUPS, THE LOSS OR CHANGE OF WHICH COULD SIGNIFICANTLY DECREASE OUR SALES.

     While we sell our products to a large number of individual customers, the number of customer groups is limited. These groups include telecommunications, computer networking, aerospace, military, satellite, U.S. government and power utility customers. The loss, or changes in the purchasing behavior, of one or more of these groups of customers could cause a material decrease in the sale of our products.

THE FAILURE OF GPS AND OTHER TIME AND FREQUENCY REFERENCES WOULD CAUSE OUR PRODUCTS TO FAIL TO PERFORM TO SPECIFICATION.

     The time and frequency products that we manufacture rely upon the availability of highly accurate timing references, primarily GPS operated by the U.S. Department of Defense, and to a lesser degree, other timing references operated by the U.S. National Institute of Science and Technology and other outside signal sources. The failure of these timing references, particularly GPS, would create many problems for our products and our customers and seriously disrupt the sale of our products.

OUR PRODUCTS COULD FAIL TO PERFORM ACCORDING TO SPECIFICATION OR PROVE TO BE UNRELIABLE, CAUSING DAMAGE TO OUR CUSTOMER RELATIONSHIPS AND INDUSTRY REPUTATION AND RESULTING IN LOSS OF SALES.

     Our customers require demanding specifications for product performance and reliability. Because our precision time and frequency products are complex and often use state-of-the-art components, processes and techniques, undetected errors and design flaws may occur. Product defects result in higher product service and warranty and replacement costs and may cause serious damage to our customer relationships and industry reputation, all of which will negatively impact our sales and business.

IF WE ARE UNABLE TO EXPAND OUR PRODUCTION CAPACITY TO MAINTAIN COMPETITIVE DELIVERY TIMES, WE WILL LIKELY LOSE CUSTOMERS.

     Our production capacity, and ability to fill orders for our customers on a timely basis, is limited by our equipment, the size of our production facilities, the ability of our suppliers and subcontractors to meet our needs, and our human resources. These resources in turn are limited by the availability of capital and the time required to increase capacity, particularly to qualify acceptable subcontractors and to hire and train employees. We cannot assure you that we will have sufficient capital and resources to expand our production capacity and to maintain delivery times which our customers consider appropriate. Further, an increase in our delivery times may result in loss of customers.

OUR RESULTS OF OPERATIONS WILL BE ADVERSELY AFFECTED IF WE DO NOT HAVE ENOUGH DEMAND FOR OUR PRODUCTS TO JUSTIFY OUR INCREASED CAPACITY.

     To meet our goals for future growth, we have moved into new, larger manufacturing and office facilities, using a portion of our working capital to build out and equip the new facility. The additional capacity provided by the new facility and equipment will allow us to more than double our output given sufficient market demand. However, after increasing our production capacity, we may find that demand for our products does not remain sufficiently high for us to realize a satisfactory return on the capital we have spent to increase capacity.

FLUCTUATIONS IN QUARTERLY PERFORMANCE CAN RESULT IN INCREASES IN OUR INVENTORY AND RELATED CARRYING COSTS, CAN DIMINISH OUR OPERATING RESULTS AND CASH FLOW AND CAN RESULT IN A LOWER TRUETIME STOCK PRICE.

     Historically, the rate of incoming orders for our products has varied substantially from quarter to quarter. In past fiscal years, our highest sales quarter has been as much as 250% of our lowest sales quarter. This quarter to quarter variation is not seasonal or predictable. We attempt to accurately forecast orders for our products and commence purchasing and manufacturing prior to the receipt of such orders. However, it is highly unlikely that we will consistently accurately forecast the timing and rate of orders. The flow of orders (or lack thereof) from governmental agencies has been particularly difficult to forecast in recent periods. This aspect of our business makes our planning inexact and, in turn, affects our shipments, costs, inventories, operating results and cash flow for any given quarter. In addition, our quarterly operating results are affected by competitive pricing, announcements regarding new product developments and cyclical conditions in the industry. Accordingly, we may experience wide quarterly fluctuations in our operating performance and profitability, which may adversely affect our stock price even if our year to year performance is more stable, which it also may not be. In addition, many of our products require significant manufacturing time, making it difficult to increase production on short notice. If we are unable to satisfy unexpected customer orders, our business and customer relationships could suffer.

CARRYING VALUES OF INVENTORIES OF OUR PRODUCTS AND COMPONENTS THEREFORE MAY BE SUBJECT TO PERIODIC WRITE-DOWN, ADVERSELY AFFECTING OUR OPERATIONS.

     To be competitive in certain of our markets, particularly commercial markets, we will be required to build up inventories of certain products and services in anticipation of future orders. There can be no assurance that we will not experience problems of obsolete, excess or slow-moving inventory if we are not able to properly balance inventories against the prospect of future orders, and our operations may, therefore, be adversely affected by inventory write-downs from time to time.

RISKS RELATED TO THIS OFFERING AND SECURITIES MARKETS

OYO U.S.A. IS IN A POSITION TO CONTROL MATTERS REQUIRING A STOCKHOLDER VOTE, WHICH MAY ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK OR PREVENT OUR STOCKHOLDERS FROM REALIZING A PREMIUM ON THEIR SHARES.

     OYO Corporation U.S.A. and its parent corporation, OYO Corporation, beneficially own approximately 42% of our outstanding common stock. As a practical matter, with this substantial ownership, OYO U.S.A. has sufficient voting power to control our management, as well as the outcome of matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation or sale of substantially all our assets. The concentration of ownership of our common stock could delay or prevent proxy contests, mergers, tender offers, open-market purchase programs or other purchases of our common stock that could give you the opportunity to realize a premium over the then-prevailing market price for our common stock.

     Several members of our board of directors also serve as officers or directors of the OYO U.S.A. and its parent company. Satoru Ohya, a member of our board of directors, is the President of OYO Corporation, as well as a director of various of its affiliates. Katsuhiko Kobayashi, the chairman of our board of directors, is a managing director of OYO Corporation and a director and officer of OYO U.S.A. and serves in various other director and officer positions with respect to other subsidiaries of OYO U.S.A. Charles H. Still, a member of our board of directors and our former corporate secretary, is the corporate secretary of OYO U.S.A. and of various of its other subsidiaries and, through his law firm, serves as regular legal counsel to OYO Corporation, OYO U.S.A. and various of their other affiliates. While no specific conflicts of interest are known to exist at present, it is possible that conflicts of interest may arise in the future with respect to the relationship between OYO Corporation or OYO U.S.A. and us. Future conflicts could include differences in views as to mergers and acquisitions, transactions involving a change in control of TrueTime and other strategic matters.

SINCE WE DO NOT CURRENTLY INTEND TO PAY DIVIDENDS, YOU WILL NOT HAVE ON-GOING CASH FLOW FROM YOUR INVESTMENT.

     We do not anticipate declaring or paying dividends on our common stock in the foreseeable future because we plan to retain the cash generated from our operations to support the cash demands which may be required to expand our company. Investors who anticipate a need for regular cash flow from their investments should not purchase shares of our common stock.

ANTI-TAKEOVER PROVISIONS IN OUR GOVERNING DOCUMENTS AND DELAWARE LAW COULD PREVENT OR DELAY A CHANGE IN CONTROL OF OUR COMPANY, THEREBY POSSIBLY REDUCING YOUR OPPORTUNITY TO SELL YOUR SHARES AT A PREMIUM, SHOULD ONE BE OFFERED.

     Our governing documents contain provisions that make it more difficult to implement certain corporate actions and may delay, deter or prevent a change in control. You might consider a change in control in your best interest because you might receive a premium for your common stock. Examples of these provisions include

     - a vote of more than two-thirds of the outstanding voting stock is required for stockholders to amend specified provisions of our certificate of incorporation and bylaws;

     - our board of directors is divided into three classes, each serving three-year terms; and

     - members of our board of directors may be removed only for cause.

     Our board of directors has the ability, without stockholder action, to issue shares of common and preferred stock and rights to acquire such shares that could, depending on the terms of preferred stock or rights to acquire common or preferred stock, delay, discourage or prevent a change in control of TrueTime. In addition, the Delaware General Corporation Law, under which we are incorporated, contains provisions that impose restrictions on business combinations, such as mergers, between us and a holder of 15% or more of our voting stock. You should read "Description of Capital Stock" for a more complete description of these provisions.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Some of the statements in this prospectus constitute forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "likely" or "continue" or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined under "Risk Factors." These factors may cause our actual results to differ materially from any forward-looking statement.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements, and you are encouraged to exercise caution in considering such forward-looking statements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these statements. We are not under any duty to update any of the forwarding-looking statements after the date of this prospectus to conform these statements to actual results.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. You may inspect those reports, proxy statements and other information at the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the Regional Offices of the SEC at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 7 World Trade Center, New York, New York 10048. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of those materials from the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     The SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding us. Our common stock is listed on the Nasdaq National Market. Reports, proxy and information statements and other information concerning TrueTime can also be inspected at the Nasdaq National Market at 1735 K Street, N.W., Washington, D.C. 20006.

     We have filed with the SEC a registration statement on Form S-3 covering the common stock offered by this prospectus. This prospectus is only a part of the registration statement and does not contain all of the information in the registration statement. For further information on us and the common stock being offered, please review the registration statement and the exhibits that are filed with it, as the same may be amended or supplemented from time to time. Statements made in this prospectus that describe documents may not necessarily be complete. We recommend that you review the documents that we have filed with the registration statement to obtain a more complete understanding of those documents.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we previously filed with the SEC. These documents contain important information about us.

     The following documents that we have filed with the SEC (File No. 0-22739) are incorporated by reference into this prospectus:

     - Our Annual Report on Form 10-K for the year ended September 30, 2000, as amended.

     - The description of our common stock, contained in a Registration Statement on Form 8-A filed with the SEC on December 13, 1999, including any amendment or report filed with the SEC for the purpose of updating such description.

     All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus will be deemed to be incorporated in this prospectus by reference and will be a part of this prospectus from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

     We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct a request for copies to us at 3750 Westwind Boulevard, Santa Rosa, California 95403, Attention: President (telephone number: (707) 528-1230).

                                USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the common stock by the selling stockholder named in this prospectus. All proceeds from the sale of the common stock will be paid directly to the selling stockholder.

                              SELLING STOCKHOLDER

     The shares are being registered to permit public secondary trading of the shares, and the selling stockholder may offer all or any portion of the shares for resale from time to time. See "Plan of Distribution".

AGREEMENTS WITH THE SELLING STOCKHOLDER

     On December 22, 1999, in connection with our initial public offering, TrueTime issued to C.E. Unterberg, Towbin, as additional underwriting compensation, warrants to purchase up to 200,000 shares of common stock at an initial exercise price for each share equal to $5.50, which was 110% of the initial offering price. We also granted to C.E. Unterberg, Towbin registration rights covering the 200,000 shares of our common stock they may acquire upon exercise of such warrants.

     Based on information provided by the selling stockholder, the following table lists:

     - The name of the selling stockholder;

     - The number of shares of common stock beneficially owned before the commencement of the offering;

     - The number of shares of common stock offered for resale in this offering; and

     - The number of shares and percentage of common stock owned after this offering, assuming the sale of all shares offered in this offering by the selling stockholder.

                                                                                       COMMON STOCK
                                                                                 BENEFICIALLY OWNED AFTER
                                                                                       THE OFFERING
                                              NUMBER OF SHARES                   -------------------------
                                              OF COMMON STOCK     SHARES BEING   NUMBER OF     PERCENT OF
SELLING STOCKHOLDER                          BENEFICIALLY OWNED     OFFERED        SHARES     OUTSTANDING
-------------------                          ------------------   ------------   ----------   ------------
C.E. Unterberg, Towbin.....................       200,000           200,000          0             0%

     Mr. A. Robert Towbin, a member of TrueTime's board of directors from the company's initial public offering in December 1999 until his resignation effective January 16, 2001, is Co-Chairman of C.E. Unterberg, Towbin, the selling stockholder and one of the underwriters in TrueTime's initial public offering. The shares being offered pursuant to this prospectus were issued or are to be issued pursuant to warrants covering an aggregate of up to 200,000 shares of common stock exercisable at $5.50 per share, which warrants were provided as additional underwriting compensation with regard to the company's initial public offering.

                              PLAN OF DISTRIBUTION

     The 200,000 shares of common stock offered hereby are being offered for the account of the selling stockholder named above. The selling stockholder may distribute common stock from time to time in one or more transactions (which may involve block transactions) on the Nasdaq National Market, in the over-the-counter market, in transactions otherwise than on the Nasdaq National Market or in the over-the-counter market or in a combination of any of these transactions. The selling stockholder may sell common stock at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices or at fixed prices. The selling stockholder may from time to time offer its common stock through underwriters, brokers, dealers or agents, who may receive compensation in the form of underwriting discounts, commissions or concessions from the selling stockholder and/or the purchasers of the common stock for whom they act as agent. From time to time the selling stockholder may engage in short sales, short sales against the box, puts and calls and other transactions in securities of TrueTime, or derivatives thereof, and may sell and deliver their shares in connection therewith. In addition, the selling stockholder may from time to time sell its common stock in transactions permitted by Rule 144 under the Securities Act.

     We have engaged no underwriter, broker, dealer or agent in connection with any distribution of common stock pursuant to this prospectus by the selling stockholder.

     The selling stockholder and any brokers, dealers, agents or underwriters that participate with the selling stockholder in a distribution of common stock may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any discounts, concessions and commissions received by such brokers, dealers, agents or underwriters and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933, as amended. The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended. The selling stockholder will be required to pay commissions and brokerage expenses on its sales, if any.

                                 LEGAL MATTERS

     The validity of the shares of common stock offered hereby will be passed upon by Fulbright & Jaworski L.L.P., Houston, Texas. Charles H. Still, a partner in such firm, is a member of our board of directors and, in connection with the initial public offering, was granted options to purchase 10,000 shares of common stock under the TrueTime 1999 Director Plan at the initial offering price of $5.00 per share. As of January 18, 2001, lawyers at Fulbright & Jaworski L.L.P. working on this offering owned 2,100 shares of our common stock. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

                                    EXPERTS

     The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended September 30, 2000, as amended, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table lists the expenses which will be incurred by the issuance and distribution of the common stock being registered.

                                                             EXPENSE
                                                             -------
Securities and Exchange Commission Registration Fee.......   $   150
Accounting Fees and Expenses..............................     8,800
Legal Fees and Expenses...................................     5,000
Miscellaneous.............................................     2,050
                                                             -------
          Total...........................................   $16,000
                                                             =======

     All of the above amounts, other than the SEC filing fee, are estimates only. All of the above expenses will be paid by the Company.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware Corporation Law permits a corporation to include in its charter documents and in agreements between the corporation and its directors and officers provisions as to the scope of indemnification.

     Article 7 of TrueTime's Certificate of Incorporation provides for indemnification of officers and directors to the fullest extent permissible under Delaware law.

     Section 52 of TrueTime's By-laws provides for the indemnification of officers and directors acting on behalf of TrueTime if any such person so indemnified acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of TrueTime, and, with respect to any criminal action or proceeding, any such person had no reason to believe his or her conduct was unlawful.

     TrueTime has entered into indemnification agreements with its officers and directors, in addition to indemnification provided for in TrueTime's By-laws, and intends to enter into indemnification agreements with any new officers and directors in the future.

     Delaware law permits TrueTime to purchase and maintain insurance on behalf of any director, officer, employee or agent of TrueTime against any liability asserted against or incurred by any of them in such capacity or arising out of the status thereof as such whether or not TrueTime would have the power to indemnify such director, officer, employee or agent against such liability under the applicable provisions of Delaware law, the Certificate of Incorporation or the By-laws.

     The general effect of the foregoing provisions is to reduce the circumstances in which an officer or director may be required to bear the economic burdens of the liabilities and expenses arising from his or her service as such.

ITEM 16. EXHIBITS

     The following exhibits are filed as part of this Registration Statement:

        EXHIBIT                                  DESCRIPTION
        -------                                  -----------
          4.1            -- Certificate of Incorporation of the Registrant
                            (incorporated by reference to Exhibit 3.1 of the
                            Registrant's Registration Statement on Form S-1 (Reg. No.
                            333-90269), as amended).
          4.2            -- By-laws of the Registrant (incorporated by reference to
                            Exhibit 3.2 of the Registrant's Registration Statement on
                            Form S-1 (Reg. No. 333-90269), as amended).
          4.3            -- Specimen Certificate of the Registrant's common stock
                            (incorporated by reference to Exhibit 4.1 of the
                            Registrant's Registration Statement on Form S-1 (Reg. No.
                            333-90269), as amended).
          4.4            -- Form of Warrant Agreement and Warrant, dated as of
                            December 16, 1999, by and between the Registrant and C.E.
                            Unterberg, Towbin (incorporated by reference to Exhibit
                            1.2 of the Registrant's Registration Statement on Form
                            S-1 (Reg. No. 333-90269), as amended).
          4.5            -- Form of Registration Rights Agreement between the
                            Registrant and OYO Corporation U.S.A. (incorporated by
                            reference to Exhibit 10.8 of the Registrant's
                            Registration Statement on Form S-1 (Reg. No. 333-90269),
                            as amended).
          5.1            -- Opinion of Fulbright & Jaworski L.L.P.
         23.1            -- Consent of Fulbright & Jaworski L.L.P. Reference is made to Exhibit 5.1.
         23.2            -- Consent of PricewaterhouseCoopers LLP, independent
                            accountants.

ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

       -- To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         - to include any prospectus required by section 10(a)(3) of the Act of 1933;

         - to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

         - to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in the previous two clauses do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       -- That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

       -- To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

       -- That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

       -- That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

       -- That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Rosa, State of California, on this 29th day of December, 2000.

                                            TRUETIME, INC.

                                            By   /s/ ELIZABETH A. WITHERS
                                             -----------------------------------
                                                    Elizabeth A. Withers
                                               President and Chief Executive
                                                          Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Ernest M. Hall, Jr., and Elizabeth A. Withers, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective on filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                      SIGNATURE                                  TITLE                    DATE
                      ---------                                  -----                    ----

                   /s/ SATORU OHYA                                                 December 29th, 2000
-----------------------------------------------------           Director
                     Satoru Ohya

               /s/ KATSUHIKO KOBAYASHI                                             December 29th, 2000
-----------------------------------------------------    Chairman of the Board
                 Katsuhiko Kobayashi

              /s/ ELIZABETH A. WITHERS                 President, Chief Executive  December 29th, 2000
-----------------------------------------------------      Officer (Principle
                Elizabeth A. Withers                     Executive Officer) and
                                                                Director

                  /s/ JOHN E. DUTIL                    Vice President of Finance   December 29th, 2000
-----------------------------------------------------    and Administration and
                    John E. Dutil                       Chief Financial Officer
                                                        (Principle Financial and
                                                          Accounting Officer)

                      SIGNATURE                                  TITLE                    DATE
                      ---------                                  -----                    ----
                 /s/ CHARLES J. ABBE                                               December 29th, 2000
-----------------------------------------------------           Director
                   Charles J. Abbe

                /s/ CHARLES H. STILL                                               December 29th, 2000
-----------------------------------------------------           Director
                  Charles H. Still

                /s/ A. ROBERT TOWBIN                                               December 29th, 2000
-----------------------------------------------------           Director
                  A. Robert Towbin

                               INDEX TO EXHIBITS

        EXHIBIT                                  DESCRIPTION
        -------                                  -----------
          4.1            -- Certificate of Incorporation of the Registrant
                            (incorporated by reference to Exhibit 3.1 of the
                            Registrant's Registration Statement on Form S-1 (Reg. No.
                            333-90269), as amended).
          4.2            -- By-laws of the Registrant (incorporated by reference to
                            Exhibit 3.2 of the Registrant's Registration Statement on
                            Form S-1 (Reg. No. 333-90269), as amended).
          4.3            -- Specimen Certificate of the Registrant's common stock
                            (incorporated by reference to Exhibit 4.1 of the
                            Registrant's Registration Statement on Form S-1 (Reg. No.
                            333-90269), as amended).
          4.4            -- Form of Warrant Agreement and Warrant, dated as of
                            December 16, 1999, by and between the Registrant and C.E.
                            Unterberg, Towbin (incorporated by reference to Exhibit
                            1.2 of the Registrant's Registration Statement on Form
                            S-1 (Reg. No. 333-90269), as amended).
          4.5            -- Form of Registration Rights Agreement between the
                            Registrant and OYO Corporation U.S.A. (incorporated by
                            reference to Exhibit 10.8 of the Registrant's
                            Registration Statement on Form S-1 (Reg. No. 333-90269),
                            as amended).
          5.1            -- Opinion of Fulbright & Jaworski L.L.P.
         23.1            -- Consent of Fulbright & Jaworski L.L.P. Reference is made to Exhibit 5.1.
         23.2            -- Consent of PricewaterhouseCoopers LLP, independent
                            accountants.